Exhibit 5.1

BARACK FERRAZZANO KIRSCHBAUM & NAGELBERG LLP

200 WEST MADISON STREET, SUITE 3900

CHICAGO, ILLINOIS 60606

Telephone (312) 984-3100

Facsimile (312) 984-3150

November 30, 2016

Old Second Bancorp, Inc.

37 South River Street

Aurora, Illinois 60507

Re:                             Registration Statement on Form S-3 of Old Second Bancorp, Inc.

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the filing by Old Second Bancorp, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), originally filed with the Commission on November 4, 2016.  The Registration Statement relates to the registration and proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of $75,000,000.00 aggregate principal amount of: (a) shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”); (b) shares of preferred stock, $1.00 par value per share, of the Company (the “Preferred Stock”); (c) the Company’s debt securities, whether senior or subordinated (the “Debt Securities”); (d) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”); (e) depositary shares representing Preferred Stock (“Depositary Shares”); (f) subscription rights for the purchase of Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Rights”); (g) stock purchase contracts (the “Stock Purchase Contracts”); (h) stock purchase units (the “Stock Purchase Units”); and (i) units comprised of two or more of the Common Stock, the Preferred Stock, Debt Securities, Depositary Shares or Warrants in any combination (the “Units,” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares, the Rights, the Stock Purchase Contracts and the Stock Purchase Units, the “Registered Securities”).  The Registered Securities may be issued and sold from time to time by the Company as set forth in the Registration Statement.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement; (b) the Form of Indenture attached as an exhibit to the Registration Statement; (c) the Company’s Restated Certificate of Incorporation, as amended and currently in effect; (d) the Company’s Bylaws, as amended and currently in effect; (e) the resolutions of the capital committee (the “Capital Committee”) of the board of directors of the Company (the “Board”) dated November 2, 2016, with respect to the filing of the Registration Statement; (f) the resolutions of the Board dated November 2, 2016, with respect to (i) the confirmation of the Board’s prior appointment of the Capital Committee to exercise to the fullest extent permitted by law, the full power and authority of the Board with respect to the approval of a capital raising transaction and any items related thereto and (ii) the ratification of all proper actions taken by the Capital Committee with respect to a capital raising transaction, including, but not limited to, the Committee’s approval on November 2, 2016 of the filing of the Registration Statement; and (g) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed.  In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Registered Securities offered pursuant to the Registration Statement:  (A) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have (i) duly established the terms of the Registered Securities (and in the case of the Units, the Registered Securities that are components thereof), (ii) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Registered Securities and related matters, and (iii) duly reserved for issuance any Registered Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Registered Securities are exercisable, exchangeable or convertible, and, in the case of all of (i) through (iii), such authorizations and actions shall remain in effect and unchanged at all times during which the Registered Securities are offered, sold or issued by the Company; (B) the definitive terms of each class and series, if applicable, of the Registered Securities, and the terms of the issuance and sale of the Registered Securities (i) shall have been duly established in accordance with all applicable law and the Company’s Certificate of Incorporation and Bylaws, any indenture, warrant agreement, depositary agreement, rights agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”), and the authorizing resolutions of the Board, and (ii) shall not violate any applicable law or any Documents (subject to the further assumption that such Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (C) any Document relating to the terms of the Registered Securities (but excluding any Document relating to the terms of the Debt Securities) shall be governed by and construed in accordance with the internal laws of the State of Delaware; (D) any Document relating to the terms of the Debt Securities shall be governed by and construed in accordance with the internal laws of the State of New York; (E) upon issuance of any shares of Common Stock or Preferred Stock, including as a component of Units or upon exercise, conversion or exchange of other Registered Securities, (i) the total number of shares of Common Stock or Preferred Stock issued and outstanding shall not exceed the total number of shares of Common Stock or Preferred Stock that the Company is then authorized to issue under its Certificate of Incorporation, and (ii) the Company will receive consideration in an amount not less than the aggregate par value of such shares of Common Stock or Preferred Stock; (F) the Registered Securities (including any

Registered Securities issuable upon exercise, conversion or exchange of other Registered Securities and, in the case of the Units, the Registered Securities that are components thereof), and any certificates representing the relevant Registered Securities (including any Registered Securities issuable upon exercise, conversion or exchange of other Registered Securities and, in the case of the Units, the Registered Securities that are components thereof), shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement, and, if applicable, duly executed and delivered by the Company and any other appropriate party; (G) each applicable Document and any other relevant agreement relating to the offer and sale of the Registered Securities shall have been duly authorized, executed and delivered by the Company and each other party thereto, and shall constitute a valid and binding obligation of each party thereto (other than the Company); (H) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have been declared effective under the Act, and such effectiveness shall not have been terminated or rescinded; (I) a prospectus supplement shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing the Registered Securities offered thereby; (J) the Registered Securities shall have been issued and sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; and (K) in the case of an agreement or instrument pursuant to which any Registered Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

(1)                                 the Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable;

(2)                                 the Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable;

(3)                                 the Debt Securities, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable purchase agreement, underwriting agreement, indenture or other similar agreement or (ii) upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company;

(4)                                 the Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding warrant agreement or other similar agreement or (ii) upon exercise of Rights as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company;

(5)                                 the Depositary Shares when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable, valid and binding depositary agreement or other similar agreement, (b) shares of the Preferred Stock relating to any Depositary Shares have been deposited with the depositor therefor, (c) any depositary receipts representing Depositary Shares have been duly executed, authenticated, issued and sold in the manner and for the consideration stated in the applicable depositary agreement and (d) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will (i) be legally issued, (ii) entitle their holders to the rights specified in the deposit agreement and the depositary receipts and (iii) be binding obligations of the Company;

(6)                                 the Rights, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable, valid and binding rights agreement or other similar agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company;

(7)                                 the Stock Purchase Contracts or Stock Purchase Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable purchase agreement or other similar agreement, (b) the actions described in paragraph 1 above have been taken if such Stock Purchase Contracts or Stock Purchase Units relate to the issuance and sale of

Common Stock, (c) the actions described in paragraph 2 above have been taken if such Stock Purchase Contracts or Stock Purchase Units relate to the issuance and sale of Preferred Stock (d) the actions described in paragraph 3 above have been taken if such Stock Purchase Units relate to the issuance and sale of Debt Securities, and (e) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company;

(8)                                 the Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of any applicable, valid and binding unit agreement or other similar agreement or (ii) upon exercise of Rights as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company, and any Common Stock or Preferred Stock that is a component of such Units will be validly issued, fully paid and nonassessable, and any Debt Securities, Warrants, Depositary Shares, Stock Purchase Contracts, Stock Purchase Units or Rights that are components of such Units will be binding obligations of the Company.

Our opinions set forth in paragraphs above are subject to the following exceptions: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and we express no opinion as to waivers of broadly or vaguely stated rights.

We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and, with respect to the opinion set forth in paragraph (3) above, the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration

Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP